UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2015

MAGICJACK VOCALTEC LTD.
(Exact name of registrant as specified in its charter)

Israel	000-27648
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

12 BENNY GAON STREET, BUILDING 2B
POLEG INDUSTRIAL AREA, NETANYA, ISRAEL 42504
(Address of principal executive offices, including zip code)

Telephone: (561) 749-2255
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.08.  Shareholder Director Nominations.

On May 26, 2015, the Board of Directors of magicJack VocalTec Ltd. (the "Company") fixed July 8, 2015 as the date for the 2015 annual general meeting of the shareholders (the "Annual Meeting") of the Company.  The Board established May 29, 2015 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.  The time and location of the Annual Meeting will be as set forth in the Company's proxy statement for the Annual Meeting.

Because the Annual Meeting will be held more than 30 days from the anniversary date of the 2014 annual general meeting of the shareholders, shareholders of the Company who wish to have a proposal considered for inclusion in the Company's proxy materials for the Annual Meeting or who wish to nominate a person for election as a director must ensure that such proposal is received by the Company's Secretary at the Company's principal executive offices located at 12 Benny Gaon Street, Building 2B, Poleg Industrial Area, Netanya, Israel 42504 or by fax to (561) 514-9441, on or before May 29, 2015, which the Company has determined is a reasonable time before it expects to begin to print and send its proxy materials. All shareholder proposals and nominations must comply with the requirements of Israeli law, the rules and regulations promulgated by the Securities and Exchange Commission and the Company's Articles of Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Jose Gordo
Name:	Jose Gordo
Title:	Chief Financial Officer

Date: May 27, 2015